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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  January 26, 1999



                       HOLLIS-EDEN PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)



000-24672                                                             13-3697002
(Commission File No.)                          (IRS Employer Identification No.)


                         9333 Genesee Avenue, Suite 110
                          San Diego, California 92121
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code:  (619) 587-9333
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ITEM 5. OTHER EVENTS.

     On January 26, 1999, the Registrant completed a private placement of 719,220 shares of Common Stock, resulting in approximately $13 million in gross proceeds. On January 29, 1999, the Registrant completed a private placement of an additional 648,649 shares of Common Stock, resulting in additional gross proceeds of approximately $12 million. The Registrant agreed to register for resale with the U.S. Securities Exchange Commission the shares of Common Stock sold in the private placements within 30 days following the respective dates of sale of the stock by the Registrant. Descriptions of the private placements are set forth in the Press Releases issued by the Company, dated as of January 26, 1999 and February 1, 1999, respectively, copies of which are attached hereto as Exhibits 99.1 and 99.2.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     EXHIBITS.

       99.1    Press Release dated January 26, 1999.

       99.2    Press Release dated February 1, 1999.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HOLLIS-EDEN PHARMACEUTICALS, INC.


Dated: February 2, 1999                By: /s/ ROBERT W. WEBER
                                          ---------------------------------
                                          Robert W. Weber
                                          Vice President-Controller
                                          (Principal Financial and
                                          Accounting Officer)
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                               INDEX TO EXHIBITS



     99.1      Press Release dated January 26, 1999.

     99.2      Press Release dated February 1, 1999.